UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2024

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Item 8.01. Other Events.

On May 23, 2024, the Company and Verizon Communications, Inc. (“Verizon”) entered into a Convertible Note and Memorandum of Understanding for an investment and commercial prepayment commitment totaling $100.0 million.

Verizon Convertible Note

On January 16, 2024, the Company entered into a Convertible Security Investment Agreement (the “Investment Agreement”) with AT&T Venture Investments, LLC, Google LLC and Vodafone Ventures Limited. Pursuant to the Investment Agreement the Company issued $110.0 million of convertible notes (the “Convertible Notes”). The terms of the Investment Agreement and the Convertible Notes are described in the Company’s Form 8-K filed with the SEC on January 18, 2024.

On May 23, 2024, Verizon Ventures LLC, a Delaware limited liability company (“Verizon Ventures”), became a party to the Investment Agreement and agreed to purchase, and the Company agreed to issue, a subordinated convertible note to Verizon for an aggregate principal amount of $35.0 million (such note, the “Verizon Convertible Note” and such investment, the “Verizon Investment”). The Verizon Convertible Note has the same terms as the Convertible Notes except that the Verizon Convertible Note will bear interest only from its date of issuance. The Verizon Convertible Note was issued on the closing date (May 28, 2024) to Verizon in a private placement transaction exempt from the registration requirements of the Securities Act. The offer and sale of the Verizon Convertible Note is not registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration. As previously disclosed, the Investment Agreement contains customary representations, warranties, covenants, events of default and acceleration provisions.

In connection with the Verizon Investment, Verizon Ventures executed a joinder to become a party to the Investor and Registration Rights Agreement, dated as of January 22, 2024 by and among the Company and the other parties named therein (the “Investor and Registration Rights Agreement”). The terms of the Investor and Registration Rights Agreement were previously disclosed in the Company’s Form 8-K filed with the SEC on January 18, 2024.

The Investment Agreement and form of Investor and Registration Rights Agreement were filed on the Company’s Form 8-K filed with the SEC on January 18, 2024 and are incorporated by reference herein in their entirety by being filed hereto as Exhibits 10.1 and 10.2.

Verizon Memorandum of Understanding

On May 23, 2024, in connection with the Verizon Investment, Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless, on behalf of itself and its controlled and/or managed affiliates (“Verizon Wireless”), entered into a Memorandum of Understanding with AST & Science LLC (“AST LLC”) and the Company (the “MOU”). The MOU provides, among other things, that Verizon Wireless will make (i) an initial $20.0 million commercial payment for prepaid service revenue, creditable against future service revenue of AST LLC and (ii) a second $45.0 million commercial payment for prepaid service revenue, creditable against future service revenue of AST LLC, subject to the Company receiving certain regulatory approvals for its SpaceMobile Service and entry into a definitive commercial agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Convertible Security Investment Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 18, 2024 and incorporated herein by reference).
10.2	Form of Investor and Registration Rights Agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 18, 2024 and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2024

AST SPACEMOBILE, INC.

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title:	Chief Legal Officer